Exhibit (8)(A13)

AMENDMENT TO FUND PARTICIPATION AND SERVICE AGREEMENT

This Amendment is entered into as of               , 2016, by and among Teachers Insurance and Annuity Association of America (the “Company”) on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A of the Agreement as may be amended from time to time, T. Rowe Price Associates, Inc. (“Adviser”), on behalf of itself and the T. Rowe Price Funds (“Fund” or “Funds”) and T. Rowe Price Investment Services, Inc. (hereinafter the “Underwriter”), a Maryland corporation.

RECITALS

WHEREAS, the parties entered into a Participation Agreement dated December 15, 2006, as amended (the “Agreement”);

WHEREAS, the parties desire to amend the Agreement;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, which consideration is full and complete, the parties hereby agree to amend the Agreement as follows:

1. Amendment

Schedule A. Schedule A of the Agreement is deleted in its entirety and replaced with Schedule A attached hereto.

2. Continuing Provisions of the Agreement. Except as otherwise specifically set forth in this Amendment, all other terms of the Agreement shall remain unchanged and continue in full force and effect.

3. Counterpart Signatures. This Amendment may be executed in any number of counterpart signatures with the same effect as if the parties had all signed the same document. Facsimile signatures shall have the same effect as manual signatures. All counterpart signatures shall be construed together and shall constitute one agreement.

IN WITNESS WHEREOF, the undersigned has caused this Amendment to be executed as of the date first above written.

TEACHERS INSURANCE AND ANNUITY
ASSOCIATION OF AMERICA
By: /s/ Hal Moody
Title: Senior Director
Date: 8/8/2016

T. ROWE PRICE INVESTMENT SERVICES, INC.	T. ROWE PRICE ASSOCIATES, INC.
By: /s/ Laura Chasney	By: /s/ Laura Chasney
Title: Vice President	Title: Vice President
Date: 8/9/2016	Date: 8/9/2016

Schedule A

Separate Accounts of the Company

Separate Accounts	Funds	Ticker Symbol
TIAA Separate Account VA-3	T. Rowe Price Institutional Large Cap Growth Fund	TRLGX
	T. Rowe Price QM U.S. Small-Cap Growth Equity Fund	PRDSX
	T. Rowe Price QM U.S. Small-Cap Growth Equity Fund-I Class	TQAIX